EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

Ads-Tec Energy PLC

Dublin, Ireland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-263153) of Ads-Tec Energy PLC of our report dated May 11, 2023, relating to the consolidated financial statements, which appears in this Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

May 11, 2023